Exhibit 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of September 30, 2009 to the Credit Agreement referenced below is by and among Epicor Software Corporation, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of December 16, 2007 among Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Defined Terms.    Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.        Amendment.

2.1      The pricing grid in the definition of “Applicable Rate” in Section 1.01 is amended to read as follows:

Pricing Tier	Consolidated Senior Secured Leverage Ratio	Commitment Fee	Eurocurrency Rate Revolving Loans	Base Rate Revolving Loans
1	≥ 1.50:1.0	0.625%	4.50%	3.50%
2	≥ 1.00:1.0 but < 1.50:1.0	0.500%	4.25%	3.25%
3	≥ 0.50:1.0 but < 1.00:1.0	0.500%	4.00%	3.00%
4	< 0.50:1.0	0.375%	3.75%	2.75%

2.2      The definition of “Consolidated Liquidity Ratio” is inserted in Section 1.01 in the appropriate alphabetical order to read as follows:

“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) cash and Cash Equivalents of the Borrower and its Subsidiaries on such date that (A) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries, (B) are not subject to a Lien (other than Liens permitted under clauses 8.01(m) and (n)) in favor of any Person other than the Administrative Agent and (C) are otherwise generally available for use by the Borrower and its Subsidiaries plus (ii) accounts receivable of the Borrower and its Subsidiaries on a consolidated basis to (b) the sum of (i) current liabilities of the

Borrower and its Subsidiaries on a consolidated basis (exclusive of Total Revolving Outstandings included in current liabilities) plus (ii) the Total Revolving Outstandings minus (iii) deferred revenues of the Borrower and its Subsidiaries on a consolidated basis minus (ii) accounts payable for inventory held specifically for resale of the Borrower and its Subsidiaries on a consolidated basis.

2.3      The definitions of “Consolidated EBITDA”, “Maturity Date” and “Pro Forma Test” in Section 1.01 are amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) the amount of depreciation and amortization expense for such period (including the impairment of goodwill as defined under FAS 142), (iv) restructuring charges incurred during the fiscal quarter ended December 31, 2008 in an aggregate amount up to $4,000,000, (v) cash restructuring charges incurred after June 30, 2009 through the remainder of the term of the Credit Agreement in an aggregate amount up to $5,000,000 and (vi) non-cash charges.

“Maturity Date” means September 30, 2012; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Pro Forma Test” means, with respect to any transaction, that after giving effect to such transaction on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 7.01(a) or (b) and (ii) the Consolidated Senior Secured Leverage Ratio as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 7.01(a) or (b) would not exceed the maximum Consolidated Senior Secured Leverage Ratio specified under Section 8.11 for the fiscal quarter in which such transaction is consummated, reduced by 0.25.

2.4      The definitions of “Consolidated Fixed Charges”, “Consolidated Fixed Charge Coverage Ratio” and “Consolidated Total Leverage Ratio” are deleted in their entirety.

2.5      Section 8.11 is amended to read as follows:

8.11	Financial Covenants.

(a)	[Reserved]

(b)     Consolidated Senior Secured Leverage Ratio.    Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2009, to be greater than 2.00:1.0.

(c)	[Reserved]

(d)      Consolidated EBITDA.    Permit the Consolidated EBITDA as of the end of any fiscal quarter of the Borrower, commencing with the first fiscal quarter ending September 30, 2009, to be less than $50,000,000 for the period of four consecutive fiscal quarters then ended.

(e)      Consolidated Liquidity Ratio.    Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2009, to be less than the ratio corresponding to such fiscal quarter in the table below:

Fiscal Quarter End	Minimum Consolidated Liquidity Ratio
September 30, 2009	1.15:1.0
December 31, 2009	1.15:1.0
March 31, 2010	1.25:1.0
June 30, 2010	1.25:1.0
September 30, 2010	1.40:1.0
December 31, 2010 and each fiscal quarter ending thereafter	1.50:1.0

3.      Conditions Precedent.    This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)     execution of this Amendment by the Loan Parties and the Required Lenders;

(b)     receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Consolidated Liquidity Ratio as of the end of the fiscal quarter ended June 30, 2009 was not less than 1.15:1.0;

(c)     payment by the Borrower to the Administrative Agent, for the account of each Lender that executes this Amendment by no later than September 23, 2009, of an amendment fee equal to 25 basis points (0.25%) on the Revolving Commitment of such Lender;

(d)     receipt by the Administrative Agent of resolutions of the board of directors (or equivalent managing body) of each Loan Party approving this Amendment, certified by the secretary of such Loan Party as being in full force and effect on the date hereof;

(e)     the Term Loan shall have been repaid in full; and

(f)     payment by the Borrower to the Arranger and the Administrative Agent of all other fees and expenses owing on the date hereof in connection with this Amendment.

4.      Reaffirmation of Obligations.    Each of the Loan Parties (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

5.      Reaffirmation of Security Interests.    Each of the Loan Parties (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this

Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

6.     No Other Changes.    Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

7.     Counterparts; Delivery.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

8.     Governing Law.    This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	EPICOR SOFTWARE CORPORATION, a Delaware corporation

	By:	/s/ Vincent Lowder
	Name:	Vincent Lowder
	Title:	VP, Assistant Treasurer

GUARANTORS:	CRS RETAIL SYSTEMS, INC., a New York corporation

	By:	/s/ John D. Ireland
	Name:	John D. Ireland
	Title:	President

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Charles Graber
	Name:	Charles Graber
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Sugeet Manchanda Madan
	Name:	Sugeet Manchanda Madan
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Raed Y. Alfayoumi
	Name:	Raed Y. Alfayoumi
	Title:	Vice President

WELLS FARGO BANK, N.A.

	By:	/s/ Samantha Marks
	Name:	Samantha Marks
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ Andrew Hietala
	Name:	Andrew Hietala
	Title:	First Vice President

[Signature Pages Continue on Next Page]

COMERICA BANK

By:	/s/ Gary Reagan
Name:	Gary Reagan
Title:	Senior Vice President

CITIBANK, N.A.

By:
Name:
Title:

CALIFORNIA BANK & TRUST

By:	/s/ Ursula St. Geme
Name:	Ursula St. Geme
Title:	Vice President

UNION BANK, N.A.

By:	/s/ Lance Zediker
Name:	Lance Zediker
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard J. Ameny, Jr.
Name:	Richard J. Ameny, Jr.
Title:	Vice President

CITY NATIONAL BANK

By:	/s/ Garen Papazyan
Name:	Garen Papazyan
Title:	Vice President

MERRILL LYNCH COMMERCIAL FINANCE CORP.

By:
Name:
Title: